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                                                                    Exhibit 10.7

CONTRACT FOR SALE AND PURCHASE

PARTIES: THOMAS L. VILLELLA, AS TRUSTEE OF THE THOMAS L. VILLELLA FAMILY TRUST DATED AUGUST 5, 1991("Seller"),of 4251 South Pine Avenue, Ocala, FL 34480(Phone)(352) 368-6993, and VILLELLA, INC., a Florida corporation ("Buyer") c/o WINSTON FURNITURE COMPANY OF ALABAMA, INC., of 201 Cahaba Valley
Parkway, Pelham, AL 35124(Phone)(205 )987-3399,        ,

hereby agree that Seller shall sell and Buyer shall buy the following Real Property and Personal Property (collectively "Property") upon the following terms and conditions, which INCLUDE Standards for Real Estate Transactions ("Standard(s)") printed on the reverse side or attached hereto and Riders and Addenda to this Contract for Sale and Purchase ("Contract").

I.          DESCRIPTION:

            (a) Legal description of Real Property located in Marion County, Florida and more particularly described on Exhibit "A" attached hereto and made a part hereof, consisting of one (1) page ("Property"), in its "as is" condition, and Seller makes no warranties or representations, except as set forth in Exhibit "B" hereto.


            (b) Street address, city, zip, of the Property is: 4251 South Pine Avenue, Ocala, Florida 34480


            (c) Personal Property: All personal property now located on the Property in its "as is" condition, with the exception of one of two overhead cranes now located on the Property. Seller shall have the option of selecting which of the two overhead cranes Seller wishes to remove from the Property prior to closing. In the event Seller does not remove the selected overhead crane prior to closing, Seller shall have the right to enter upon the Property after the closing for the purpose of removing the selected overhead crane, which Seller's right shall survive the closing. .



II.         PURCHASE PRICE  $900,000.00

PAYMENT:

            (a)   Deposit(s) to be held in escrow by Abrams, Anton Trust
Account
            in the amount of        $N/A

            (b) Balance to close including third-party loan proceeds (U.S. cash, LOCALLY DRAWN certified or cashier's check), or federal funds received in Seller's attorneys' trust account, subject to adjustments and prorations $900,000.00

III. TIME FOR ACCEPTANCE OF OFFER; EFFECTIVE DATE; FACSIMILE: If this offer is not executed by and delivered to all parties OR FACT OF EXECUTION communicated in writing between the parties on
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or before June 29, 1998, the deposit(s) will, at Buyer's option, be returned to
Buyer and this offer withdrawn. The date of Contract ("Effective Date") will be the date when the last one of the Buyer and Seller has signed this offer. A facsimile copy of this Contract and any signatures hereon shall be considered for all purposes as originals.

IV.      THIS PARAGRAPH INTENTIONALLY DELETED.

V. TITLE EVIDENCE:(CHECK ONLY ONE): G Seller shall, at Seller's expense, deliver to Buyer or Buyer's attorney, or G Buyer shall, at Buyer's expense, obtain in accordance with Standard A, (CHECK ONLY ONE): G abstract of title; or G title insurance commitment (with legible copies of instruments listed as exceptions) and, after closing, an owner's policy of title insurance; or G an existing title insurance policy, qualified as a base for reissuance of coverage on said property at the purchase price, together with a computer update, name search of all entries reflecting all documents affecting the property from the effective date of the Policy, and a computer tax search prepared by attorney.

VI. CLOSING DATE: This transaction shall be closed and the deed and other closing papers delivered on June 30, 1998, unless extended by other provisions of this Contract.

VII. RESTRICTIONS; EASEMENTS; LIMITATIONS: Buyer shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise common to the subdivision; public utility easements of record (easements are to be located contiguous to Real Property lines and not more than 10 feet in width as to the rear or front lines and 7 and one half feet in width as to the side lines, unless otherwise stated herein); taxes for year of closing and subsequent years; assumed mortgages and purchase money mortgages, if any; (if other matters, see Paragraph XV); provided, that there exists at closing no violation of the foregoing and none of them prevents use of the Property for commercial purpose(s).

VIII. OCCUPANCY: Seller warrants that there are no parties in occupancy other than Seller, except for the tenant under a lease between Seller and Villella, Inc., which lease shall be canceled as of the date of closing; but, if Property is intended to be rented or occupied beyond closing, the fact and terms thereof shall be stated herein and the tenant(s) or occupants disclosed pursuant to Standard F. Seller shall deliver occupancy of Property at time of closing unless otherwise stated herein. If occupancy is to be delivered before closing, Buyer assumes all risk of loss to Property from date of occupancy, shall be responsible and liable for maintenance from that date, and shall be deemed to have accepted Property in its existing condition as of time of taking occupancy unless otherwise stated herein or in a separate writing.

IX. TYPEWRITTEN OR HANDWRITTEN PROVISIONS: Typewritten or hand-written provisions shall control all printed provisions of this Contract in conflict with them.

X.       THIS PARAGRAPH INTENTIONALLY DELETED.

XI. ASSIGNABILITY: (CHECK ONLY ONE): Buyer G may assign and thereby be released from further liability under this Contract; G
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may assign but not be released from liability under this Contract; or G may not assign this Contract.

XII.     TIME:  Time is of the essence of this Contract.

XIII.    THIS PARAGRAPH INTENTIONALLY DELETED.

XIV.     THIS PARAGRAPH INTENTIONALLY DELETED.

XV. RADON GAS: Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

XVI.     THIS PARAGRAPH INTENTIONALLY DELETED.

XVII.    SPECIAL CLAUSES: If additional space is required, attach
Addendum and CHECK HERE G.

            (a) This Contract for Sale and Purchase may be executed in counterparts by the parties hereto and each shall be considered an original insofar as the parties hereto are concerned but together said counterparts shall comprise only one Contract for Sale and Purchase.

     (b) Seller and Buyer represent that no broker is involved in this transaction.

Approval does not constitute an opinion that any of the terms and conditions in this Contract should be accepted by the parties in a particular transaction. Terms and conditions should be negotiated based upon the respective interests, objectives and bargaining positions of all interested persons.

BUYER:
SELLER:

VILLELLA, INC. a Florida
corporation

By: /s/ Thomas L. Villella
   ------------------------------
            --------------------                /s/ Thomas L. Villella
-----------                                    -------------------------
   THOMAS L. VILLELLA, President               THOMAS L. VILLELLA, as
Trustee  of the Thomas L.
Villella Family Trust
dated August 5, 1991

Date: June 29, 1998                          Date:  June 27, 1998

Tax I.D. #591784459                                         Social Security or

Tax I.D. ####-##-####



STANDARDS FOR REAL ESTATE TRANSACTIONS

A. EVIDENCE OF TITLE: (1) An abstract of title prepared or brought current by a reputable and existing abstract firm (if not existing then certified as correct by an existing firm) purporting to be an accurate synopsis of the instruments affecting title to the Real Property recorded in the public records of the county wherein Real Property is located through Effective Date and which shall commence with the earliest public
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records, or such later date as may be customary in the county. Upon closing of this transaction, the abstract shall become the property of Buyer, subject to the right of retention thereof by first mortgagee until fully paid. (2) A title insurance commitment issued by a Florida licensed title insurer agreeing to issue to Buyer, upon recording of the deed to Buyer, an owner's policy of title insurance in the amount of the purchase price insuring Buyer's title to the Real Property, subject only to liens, encumbrances, exceptions or qualifications set forth in this Contract and those which shall be discharged by Seller at or before closing. Seller shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications specified in this Contract. Marketable title shall be determined according to applicable Title Standards adopted by authority of The Florida Bar and in accordance with law. Buyer shall have 30 days, if abstract, or 1 day, if title commitment, from date of receiving evidence of title to examine it. If title is found defective, Buyer shall, within 3 days thereafter, notify Seller in writing specifying defect(s). If the defect(s) render title unmarketable, Seller will have 30 days from receipt of notice to remove the defect, failing which Buyer shall within five (5) days after expiration of the thirty (30) day period, deliver written notice to Seller either: (1) extending the time within which Seller shall use diligent effort to remove the defects for a reasonable period not to exceed 120 days; or (2) requesting a refund of deposit(s) paid which shall immediately be returned to Buyer, whereupon, Buyer and Seller shall be released of all further obligations under the Contract. If Buyer fails to so notify Seller, Buyer shall be deemed to have accepted title as it then is. Seller shall, if title is found unmarketable, use diligent effort to correct defect(s) in the title within the time provided therefor. SEE PARAGRAPH V.

B.      THIS PARAGRAPH INTENTIONALLY DELETED.

C.      THIS PARAGRAPH INTENTIONALLY DELETED.

D. SURVEY: Buyer, at Buyer's expense, within time allowed to deliver evidence of title and to examine same, may have the Property surveyed and certified by a registered Florida surveyor. If survey shows encroachment on Real Property or that improvements located on Real Property encroach on setback lines, easements, lands of others or violate any restrictions, Contract covenants or applicable governmental regulation, the same shall constitute a title defect.

E.      THIS PARAGRAPH INTENTIONALLY DELETED.

F. INGRESS AND EGRESS: Seller warrants and represents that there is ingress and egress to the Real Property sufficient for its intended use as described in Paragraph VII hereof, title to which is in accordance with Standard A.

G.      THIS PARAGRAPH INTENTIONALLY DELETED.

H. LIENS: Seller shall furnish to Buyer at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors known to Seller and further attesting that there have been no improvements or repairs to the Property for 90 days immediately preceding date of closing. If Property has been improved or repaired within that time, Seller shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers and materialmen in addition to Seller's lien affidavit setting forth the names of
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all such general contractors, subcontractors, suppliers and materialmen and further affirming that all charges for improvements or repairs which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at closing of this Contract.

I. PLACE OF CLOSING: Closing shall be held at the office of the attorney for the Seller.

J. TIME PERIOD: In computing time periods of less than six (6) days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided for herein which shall end on a Saturday, Sunday or a legal holiday shall extend to 5:00 p.m. of the next business day.

K. DOCUMENTS FOR CLOSING: Seller shall furnish the deed, bill of sale, owner's affidavit and corrective instruments. Buyer shall furnish the closing statement.

L. EXPENSES: Documentary stamps on the deed and recording of corrective instruments shall be paid by Seller. Recording of the deed shall be paid by Buyer.

M. PRORATIONS; CREDITS: Taxes, assessments, insurance and other expenses and revenue of Property shall be prorated through day before closing. Buyer shall have the option of taking over any existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations. Prorations will be made through day prior to occupancy if occupancy occurs before closing. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current year's millage is not fixed, and current year's assessment is available, taxes will be prorated based upon such assessment and the prior year's millage. If current year's assessment is not available, then taxes will be prorated on the prior year's tax. If there are completed improvements on the Real Property by January 1st of year of closing, which improvements were not in existence on January 1st of the prior year, then taxes shall be prorated based upon the prior year's millage and at an equitable assessment to be agreed upon between the parties, failing which, request will be made to the County Property Appraiser for an informal assessment taking into consideration available exemptions. Any tax proration based on an estimate shall, at request of either Buyer or Seller, be subsequently readjusted upon receipt of tax bill on condition that a statement to that effect is in the closing statement.

N. SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Seller. Pending liens as of date of closing shall be assumed by Buyer. If the improvement has been substantially completed as of Effective Date, such pending lien shall be considered certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate of assessment for the improvement by the public body.

O.      THIS PARAGRAPH INTENTIONALLY DELETED.

P. RISK OF LOSS: If the Property is damaged by fire or other casualty before closing and cost of restoration does not exceed 3% of the assessed valuation of the Property so damaged, cost of restoration shall be an obligation of the Seller and closing
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shall proceed pursuant to the terms of this Contract with restoration costs escrowed at closing. If the cost of restoration exceeds 3% of the assessed valuation of the improvements so damaged, Buyer shall have the option of either taking Property as is, together with either the 3% or any insurance proceeds payable by virtue of such loss or damage, or of canceling this Contract and receiving return of deposit(s).

Q. PROCEEDS OF SALE; CLOSING PROCEDURE: The deed shall be recorded upon clearance of funds. If abstract, evidence of title shall be continued at Buyer's expense to show title in Buyer, without any encumbrances or change which would render Seller's title unmarketable from the date of the last evidence. Proceeds of the sale shall be held in escrow by Seller's attorney or by another mutually acceptable escrow agent for a period of not longer than 5 days from and after closing date. If Seller's title is rendered unmarketable, through no fault of Buyer, Buyer shall, within the 5-day period, notify Seller in writing of the defect and Seller shall have 30 days from date of receipt of such notification to cure the defect. If Seller fails to timely cure the defect, all deposit(s) and closing funds shall, upon written demand by Buyer and within 5 days after demand, be returned to Buyer and simultaneously with such repayment, Buyer shall return the Personal Property, vacate the Real Property and reconvey the Property to Seller by special warranty deed and bill of sale. If Buyer fails to make timely demand for refund, Buyer shall take title as is, waiving all rights against Seller as to any intervening defect except as may be available to Buyer by virtue of warranties contained in the deed or bill of sale. If a portion of the purchase price is to be derived from institutional financing or refinancing, requirements of the lending institution as to place, time of day and procedures for closing, and for disbursement of mortgage proceeds shall control over contrary provision in this Contract. Seller shall have the right to require from the lending institution a written commitment that it will not withhold disbursement of mortgage proceeds as a result of any title defect attributable to Buyer-mortgagor. The escrow and closing procedure required by this Standard may be waived if title agent insures adverse matters pursuant to Section 627.7841, F.S. (1991), as amended.

R. ESCROW: Any escrow agent ("Agent") receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of Contract. Failure of clearance of funds shall not excuse Buyer's performance. If in doubt as to Agent's duties or liabilities under the provisions of Contract, Agent may, at Agent's option, continue to hold the subject matter of the escrow until the parties mutually agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties or Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed real estate broker, Agent will comply with provisions of Chapter 475, F.S. (1991), as amended. Any suit between Buyer and Seller wherein Agent is made a party because of acting as Agent hereunder, or in any suit wherein Agent interpleads the subject matter of the escrow, Agent shall recover reasonable attorney's fees and costs incurred with the fees and costs to be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. Parties agree that Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to this escrow, unless such misdelivery is due to willful breach of this Contract or gross negligence of Agent.

S.      THIS PARAGRAPH INTENTIONALLY DELETED.

T. FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified, Buyer and Seller shall be relieved of all obligations under this Contract; or Seller, at Seller's option, may proceed in equity to enforce Seller's rights under this Contract. If, for any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, the Buyer may seek specific performance. There is no right of damages.

U. CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE: Neither this Contract, nor any notice of it shall be recorded in any public records. This Contract shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

V. CONVEYANCE: Seller shall convey title to the Real Property by statutory warranty, trustee's, personal representative's or guardian's deed, as appropriate to the status of Seller, subject only to matters contained in Paragraph VII and those otherwise accepted by Buyer. Personal Property shall, at request of Buyer, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.

W. OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Buyer or Seller unless included in this Contract. No modification or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.

X.      THIS PARAGRAPH INTENTIONALLY DELETED.

Y. The closing of this transaction is contingent upon WINSTON FURNITURE COMPANY OF ALABAMA, INC., an Alabama corporation, closing on the purchase of the stock interest of Thomas L. Villella in Villella, Inc.


GUARANTY:

The undersigned hereby unconditionally guarantees the representations, warranties and obligations of the Seller under the terms and conditions of this Contract

Dated:  June ____, 1998
            ------------------------------
---



THOMAS L. VILLELLA

ADDENDUM TO
CONTRACT FOR SALE AND PURCHASE


            1.          Seller and Buyer hereby agree that $25,000 of the

Purchase Price will be held in escrow by Abrams Anton P.A.Trust Account pending the receipt by Buyer of a survey (the "Survey") of the Property and improvements certified to Buyer in such form as to allow any survey exception to be removed from the Title Policy to be delivered by Seller to Buyer hereunder. Buyer and Seller agree that the cost of the Survey shall be split equally among Buyer and Seller.

            2. Should the Survey reveal any existing encroachment on any property adjacent to the Property, Seller, at its sole cost and expense, shall remedy such encroachment to the reasonable satisfaction of Buyer.

            Dated June 29, 1998

                                         SELLER:


                                         /s/ Thomas L. Villella
                                         -------------------------------
                                         THOMAS L. VILLELLA AS
                                         TRUSTEE OF THE THOMAS L.
                                         VILLELLA FAMILY TRUST
                                         DATED AUGUST 5, 1991




                                         /s/ Thomas L. Villella
                                         -------------------------------
                                         THOMAS L. VILLELLA

                                         BUYER:

                                         VILLELLA, INC.

                                         By:


                                         /s/ Thomas L. Villella
                                         -------------------------------
                                         Its: Pres.

REPRESENTATIONS AND WARRANTIES OF SELLER

            1. Zoning. Seller hereby represents and warrants to Buyer that the Property is in compliance with all applicable building, zoning, and other land use and similar laws, codes ordinances, rules, regulations and orders.

            2. Encumbrances. Seller hereby represents and warrants to Buyer that there are no encumbrances affecting the Property other than (i) those reflected on the Title Commitment to be delivered to Buyer pursuant to this Agreement and (ii) as reflected on the November 12, 1996 Specific Purpose Survey for Thomas Villella prepared by Daniel M. Croft, P.L.S. (the "1996 Survey").
            3. Construction. Seller hereby represents and warrants to Buyer that any and all construction performed on the Property since the date of the 1996 Survey was performed in accordance with all applicable building, zoning and other land use and similar laws, codes, ordinances, rules, regulations and orders and that such construction is within the lot lines or boundary lines of the Property and does not encroach upon any adjoining property.

Dated:   June 30, 1998



                                                  /s/ Thomas L. Villella
                                                  -------------------------
                                                  Thomas L. Villella


The above representations and warranties shall survive for nine months from closing.


                                                  /s/ Thomas L. Villella
                                                  -------------------------
                                                  Thomas L. Villella